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                                  EXHIBIT 99.3

   Form of Directors' Non-Qualified Stock Option Agreement used in connection with the 1995 Stock Option Plan
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                               TGV SOFTWARE, INC.
                DIRECTORS' NON-QUALIFIED STOCK OPTION AGREEMENT
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     This agreement (the "Agreement") is made as of _______________, 199_ (the
"Grant Date") between TGV Software, Inc., a Delaware corporation (the "Company") and ("Optionee").

                                  WITNESSETH:

     WHEREAS, the Company has adopted the TGV Software, Inc. 1995 Stock Option Plan (the "Plan"), which Plan is incorporated in this Agreement by reference and made a part of it (capitalized terms shall have the meaning ascribed to them in the Plan);

     WHEREAS, the Plan provides for automatic option grants to non-employee directors of the Company;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

    1.   Option Grant.  The Company hereby grants to Optionee the right and
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option to purchase from the Company on the terms and conditions hereinafter set forth, all or any part of an aggregate of ____________________ shares of the Common Stock, $.001 par value, of the Company (the "Stock"). The exercise price of the Stock subject to this option shall be $_____________ per share.

    2.   Option Period.  This option shall be exercisable only during the Option
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Period, and during such Option Period, the exercisability of the option shall be subject to the limitations of paragraph 3 and the vesting provisions of paragraph 4. The Option Period shall commence on the Grant Date and, except as provided in paragraph 3, shall end on the Termination Date, which shall be ten
(10) years from the Grant Date.

    3.   Limits on Option Period.  The Option Period may end before the
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Termination Date, as follows:

         (a) If Optionee ceases to be a director on the Company's Board of Directors (the "Board") for any reason other than cause, disability (within the meaning of subparagraph (c) below) or death during the Option Period, the Option Period shall terminate three (3) months after the date Optionee ceases to be a director or on the Termination Date, whichever shall first occur, and the option shall be exercisable only to the extent exercisable under paragraph 4 on the date Optionee ceases to be a director.

         (b) If Optionee should die while serving on the Board, the Option Period shall end one ( 1 ) year after the date of death or on the Termination Date, whichever shall first occur, and this option shall be exercisable only to the extent exercisable
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under paragraph 4 on the date of Optionee's death. In the event of Optionee's death, Optionee's executor or administrator or the person or persons to whom Optionee's rights under this option shall pass by will or by the applicable laws of descent and distribution may exercise the entire unexercised portion of this option (or any lesser amount).

         (c) If Optionee ceases to be a director by reason of disability, as defined below, the Option Period shall end one (1) year after the date Optionee ceases to be a director or on the Termination Date, whichever shall first occur, and this option shall be exercisable only to the extent exercisable under paragraph 4 on the date Optionee ceases to be a director. For purposes of this subparagraph (c), an individual is permanently and totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Board may require.

         (d) If Optionee is removed from the Board for cause during the Option Period, the Option Period shall terminate on the date of such Optionee's removal as a director and shall not thereafter be exercisable to any extent.

     4.  Vesting of Right to Exercise Options.
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         (a)  This option shall vest as to 6.25% of the number of shares originally covered by this option on a quarterly basis on the last day of each three-month period following the Grant Date so that the option will become fully vested and exercisable four (4) years following the Grant Date. No partial exercise of this option may be for less than five percent (5%) of the total number of shares then available under this option to purchase shares of Stock. In no event shall the Company be required to issue fractional shares.

         (b) Notwithstanding the foregoing, all options granted under this Agreement shall be subject to the provisions of Section 13(d) of the Plan (relating to the effect of a "Change in Control" on options granted to Non-Employee Directors).

     5.  Method of Exercise.  Optionee may exercise the option with respect to
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all or any part of the shares of Stock then subject to such exercise as follows:

         (a) By giving the Company written notice of such exercise, specifying the number of such shares as to which this option is exercised. Such notice shall be accompanied by an amount equal to the exercise price of such shares, in the form of any one or combination of the following: (1) Cash Consideration; (2) with shares of stock owned by Optionee or with shares of stock withheld from the shares otherwise deliverable to the Optionee upon exercise of the option; or (3) by delivery on a form prescribed by the

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Committee of an irrevocable direction to a securities broker approved by the
Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock.

         (b) If required by the Company, Optionee shall give the Company satisfactory assurance in writing, signed by Optionee or Optionee's legal representative, as the case may be, that such shares are being purchased for investment and not with a view to the distribution thereof, provided that such assurance shall be deemed inapplicable to (1) any sale of such shares by such Optionee made in accordance with the terms of a registration statement covering such sale, which has heretofore been (or may hereafter be) filed and become effective under the Securities Act of 1933, as amended, and with respect to which no stop order suspending the effectiveness thereof has been issued, and
(2) any other sale of such shares with respect to which, in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act of 1933, as amended.

         (c) As soon as practicable after receipt of the notice required in paragraph 5(a) and satisfaction of the conditions set forth in paragraph 5(b), the Company shall, without transfer or issue tax and without other incidental expense to Optionee, deliver to Optionee at the office of the Company, at 101 Cooper Street, Santa Cruz, CA 95060, attention of the Corporate Secretary, or such other place as may be mutually acceptable to the Company and Optionee, a certificate or certificates of such shares of Stock; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any applicable listing requirements of any national securities exchange, and requirements under any other law or regulation applicable to the issuance or transfer of such shares. If Optionee fails to accept delivery of and pay for all or any part of the number of shares specified in such notice upon tender or delivery thereof, Optionee's right to purchase such shares may be terminated by the Company at its election.

     6.  Changes in Capitalization.  If there should be any change in a class of
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Stock subject to this option, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2 percent) or other change in the capital structure of the Company, the Company shall make appropriate adjustments in order to preserve, but not to increase, the benefits to Optionee, including adjustments of the number and kind of shares of such Stock subject to this option and of the price per share. Any adjustment made pursuant to this paragraph 6 as a consequence of a change in the capital structure of the Company shall not entitle Optionee to acquire a number of shares of such Stock of the Company or shares of stock of any successor company greater than the number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of such Stock equal to the number of shares subject to this option.

     7.  Limitations on Transfer.  To the extent required by Rule 16b-3 of the
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Exchange Act, no Option shall be transferable by an Optionee other than by operation of law or by will or by the laws of descent or distribution; provided that, if Rule 16b-3 is amended after the Board's adoption of the Plan to permit greater transferability of an Option, the Option hereunder shall be transferable to the fullest extent provided by Rule 16b-3 as so amended. In the event of any Rule 16b-3 permitted transfer of the Option, the transferee shall be entitled to exercise the Option in the same manner and only to the same extent as the Optionee (or his personal representative or the person who would have acquired the right to exercise the Option by bequest or intestate succession) would have been entitled to exercise the Option had the Option not been transferred.

     8.  No Stockholder Rights.  Neither Optionee nor any person entitled to
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exercise Optionee's rights in the event of Optionee's death shall have any of the rights of a stockholder with respect to the shares of Stock subject to this option except to the extent the certificates for such shares shall have been issued upon the exercise of this option.

     9.  Notice.  Any notice required to be given under the terms of this
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Agreement shall be addressed to the Company in care of its Corporate Secretary at the office of the Company at 101 Cooper Street, Santa Cruz, CA 95060, and any notice to be given to Optionee shall be addressed to Optionee at the address given by Optionee beneath Optionee's signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified and deposited (postage and registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

    10.  Successors.  This Agreement shall be binding upon and inure to the
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benefit of any successor or successors of the Company.  Where the context permits, "Optionee" as used in this Agreement shall include Optionee's executor, administrator or other legal representative or the person or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution.

    11.  Withholding.  Optionee agrees to make appropriate arrangements with the
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Company for satisfaction of any applicable federal, state or local income tax withholding requirements or social security requirements.

    12.  Applicable Law.  The interpretation, performance, and enforcement of
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this Agreement shall be governed by the laws of the State of California.

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     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first written above.

                                    TGV Software, Inc., a Delaware corporation


                                    By
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                                                        Optionee

                                    Address:
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                                  ATTACHMENT A
                                  ------------

                               CONSENT OF SPOUSE

          I, ______________________________, spouse of ________________________, have read and approved the foregoing Agreement. In consideration of granting to my spouse the right to purchase shares of TGV Software, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights of the Agreement insofar as I may have any rights under such community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.



Dated:______________________________     By: ___________________________________